Exhibit 4.1

AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

DATED EFFECTIVE AS OF JUNE 19, 2019

between

ATLANTIC POWER CORPORATION

- and -

COMPUTERSHARE INVESTOR SERVICES INC.

as Rights Agent

TABLE OF CONTENTS

ARTICLE 1 — INTERPRETATION		1
1.1	Certain Definitions	1
1.2	Holder	13
1.3	Acting Jointly or in Concert	13
1.4	Application of Statutes, Regulations and Rules	14
1.5	Currency	14
1.6	Headings and References	14
1.7	Singular, Plural, etc.	14

ARTICLE 2 — THE RIGHTS		14
2.1	Legend on Voting Share Certificates	14
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	15
2.3	Adjustments to Exercise Price, Number of Rights	17
2.4	Date on Which Exercise is Effective	22
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	22
2.6	Registration, Registration of Transfer and Exchange	22
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	23
2.8	Persons Deemed Owners	24
2.9	Delivery and Cancellation of Certificates	24
2.10	Agreement of Rights Holders	24
2.11	Rights Certificate Holder Deemed Not a Shareholder	25
2.12	Book Entry Rights Exercise Procedures and Execution, Authentication, Delivery	25

ARTICLE 3 — ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS		26
3.1	Flip-in Event	26

ARTICLE 4 — THE RIGHTS AGENT		27
4.1	General	27
4.2	Merger or Amalgamation or Change of Name of Rights Agent	28
4.3	Duties of Rights Agent	28
4.4	Change of Rights Agent	30
4.5	Compliance with Money Laundering Legislation	30
4.6	Privacy Provision	30

ARTICLE 5 — MISCELLANEOUS		31
5.1	Redemption and Waiver	31
5.2	Expiration	32
5.3	Issuance of New Rights Certificates	32
5.4	Supplements and Amendments	32
5.5	Fractional Rights and Fractional Voting Shares	34
5.6	Rights of Action	34
5.7	Holder of Rights Not Deemed a Shareholder	34
5.8	Non-Canadian and Non-U.S. Holders	34
5.9	Notices	35
5.10	Successors	36

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5.11	Benefits of this Agreement	36
5.12	Governing Law	36
5.13	Counterparts	36
5.14	Severability	36
5.15	Effective Date	36
5.16	Reconfirmation	36
5.17	Determinations and Actions by the Board of Directors	37
5.18	Regulatory Approvals	37
5.19	Time of the Essence	37

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AMENDED AND RESTATED
SHAREHOLDER RIGHTS PLAN AGREEMENT

AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT dated effective as of June 19, 2019 (amending and restating the Shareholder Rights Plan dated as of February 28, 2013) between ATLANTIC POWER CORPORATION, a corporation continued under the Business Corporations Act (British Columbia) (the “Corporation”) and COMPUTERSHARE INVESTOR SERVICES INC., a company existing under the laws of Canada, as rights agent (the “Rights Agent”), which term shall include any successor Rights Agent hereunder.

WHEREAS effective February 28, 2013, the Board of Directors determined it advisable and in the best interests of the Corporation to adopt a shareholder rights plan agreement to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over offer for the Corporation;

AND WHEREAS effective April 15, 2019, the Board of Directors approved certain amendments to the Corporation’s shareholder rights plan (as amended and restated herein, the “Rights Plan”);

AND WHEREAS the Board of Directors has determined that the Rights Plan shall continue its ongoing effectiveness upon receiving the requisite approval of Independent Shareholders;

AND WHEREAS in order to continue the Rights Plan, the Board of Directors has confirmed its authorization and issuance of one right (“Right”):

(a)                                 effective at the Record Time (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time; and

(b)                                 in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS the Corporation has appointed the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent has agreed to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

ARTICLE 1 — INTERPRETATION

1.1                               Certain Definitions

For the purposes of this Agreement, the following terms have the meanings indicated:

(a)                                 “Acquiring Person” is a person that beneficially owns 20% or more of the Corporation’s outstanding Voting Shares, other than:

(i)                  the Corporation or any subsidiary of the Corporation;

(ii)               an underwriter or member of a banking or selling group acquiring Voting Shares from the Corporation in connection with a distribution of securities;

(iii)            any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

(A)                               a Voting Share Reduction,

(B)                               a Permitted Bid Acquisition,

(C)                               an Exempt Acquisition,

(D)                               a Pro-Rata Acquisition, or

(E)                                a Convertible Security Acquisition,

in each such case, until such time thereafter as such Person shall become the Beneficial Owner (otherwise than pursuant to any one or more of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro-Rata Acquisition, or a Convertible Security Acquisition) of additional Voting Shares constituting more than 1% of the Voting Shares then outstanding, in which event such Person shall become an Acquiring Person as of the date and time of acquisition of such additional Voting Shares;

(iv)           any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of a transaction to which the application of the Rights Plan has been waived by the Board pursuant to the provisions of Section 5.1 hereof;

(v)              a “Grandfathered Person” being a Person that beneficially owned, as of the Record Time, 20% or more of the Voting Shares, except that

(A)                               each such Person will be considered a Grandfathered Person only if and so long as the Voting Shares that are beneficially owned by such Person do not, after the Record Time, exceed the number of Voting Shares which are beneficially owned by such person as of the Record Time, plus any additional Voting Shares representing not more than 1% of the Voting Shares outstanding, and

(B)                               a person will cease to be a Grandfathered Person immediately at such time as such person ceases to be the beneficial owner of 20% or more of the Voting Shares then outstanding; or

(vi)           for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on clause (vi) of the definition of Beneficial Owner solely because such Person or the Beneficial Owner of such Voting Shares makes or proposes to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. In this definition, “Disqualification Date” means the first date of public announcement of facts indicating that such Person has or is making or has announced an intention to make a Take-over Bid alone, through such Person’s Affiliates or Associates, or by acting jointly or in concert with any other Person, and includes, without limitation, a report filed pursuant to NI 62-103 or NI 62-104.

(b)                                 “Affiliate”, when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

(c)                                  “Agreement” means this Amended and Restated Shareholder Rights Plan Agreement as amended and supplemented from time to time.

(d)                                 “Associate”, when used to indicate a relationship with a specified Person, means (i) a spouse of such specified Person; (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage; (iii) a child of that Person; or (iv) any relative of such specified Person or of a Person mentioned in clauses (i), (ii) or (iii) of this definition if that relative has the same residence as the specified Person.

(e)                                  A Person shall be deemed the “Beneficial Owner” and to have “Beneficial Ownership” of and to “Beneficially Own”, any securities:

(i)                  of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)               as to which such Person or any of such Person’s Affiliates or Associates has the right to become owner at law or in equity (where such right is exercisable within 60 days and whether or not on condition or the happening of any contingency or the making of any payment) pursuant to any agreement, arrangement, pledge or understanding, including but not limited to any Lock-Up Agreement or similar agreement, arrangement or understanding that is not a Permitted Lock-Up Agreement, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities, and (y) pledges of securities in the ordinary course of business), or upon the exercise of any Convertible Securities; and

(iii)            which are Beneficially Owned within the meaning of clauses (i) or (ii) of this definition by any other Person with which such Person is acting jointly or in concert;

provided however, that a Person shall not be deemed the “Beneficial Owner”, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(iv)           by reason of such security having been deposited or tendered pursuant to a tender or exchange offer or Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of this definition until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up and paid for;

(v)              by reason of the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of this definition pursuant to a Permitted Lock-up Agreement;

(vi)           by reason of such Person, any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of this definition holding such security, provided that:

(A)                               the ordinary business of the Person (in this definition, the “Manager”) includes the management of mutual funds or investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Manager in the ordinary course of such business in the performance of such Manager’s duties for the account of any other Person (in this definition, a “Client”), including non-discretionary accounts held on behalf of a Client by a dealer or broker registered under applicable laws;

(B)                               the Person (in this definition, a “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as a trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, in this definition, an “Estate Account”) or in relation to other accounts (each, in this definition, an “Other Account”) and holds such security, and is acting, in the ordinary course of such duties for the Estate Account or for such Other Accounts;

(C)                               the ordinary business of such Person includes acting as an agent of the Crown in the management of public assets (in this definition, the “Crown Agent”);

(D)                               the Person is an independent Person established by statute for purposes that include, and the ordinary business or activity of such Person (in this definition, the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

(E)                                the Person (in this definition, the “Administrator”) is the administrator or trustee of one or more pension funds or plans (each, in this definition, a “Plan”) or is a Plan registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed and the Administrator or Plan holds such security for the purposes of its activities as such;

but only if the Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making and has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

(vii)        because such Person, or any other Person acting jointly or in concert with such Person is: (A) a Client of the same Manager as another Person on whose account the Manager holds such security, or (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust

Company holds such security, or (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such securities,

(viii)     because such Person, or any other Person acting jointly or in concert with such Person, is: (A) a Client of a Manager and such security is owned at law or in equity by the Manager, or (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan, or

(ix)           because such Person is the registered holder of securities as a result of carrying on the business of, or acting as nominee for, a securities depository.

For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person at any time shall be and be deemed to be the product determined by the formula:

100	x	A
B

where:                                    A =                             the number of votes for the election of all directors generally attached to the Voting Shares Beneficially Owned by such Person at such time; and

B =                             the number of votes for the election of all directors generally attaching to all Voting Shares actually outstanding.

Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person, but unissued Voting Shares which another Person may be deemed to Beneficially Own shall not be included in the denominator of the above formula.

(f)                                   “Board of Directors” means the board of directors of the Corporation.

(g)                                  “Book Entry Form” means, in reference to securities, securities that have been issued and registered in uncertificated form and includes securities evidenced by an advice or other statement and securities which are maintained electronically on the records of the Corporation’s transfer agent but for which no certificate has been issued.

(h)                                 “Book Entry Rights Exercise Procedures” has the meaning ascribed thereto in subsection 2.12(a).

(i)                                     “Business Corporations Act (British Columbia)” means the Business Corporations Act (British Columbia), as amended, and the regulations thereunder, unless otherwise specified, as the same exist on the date hereof.

(j)                                    “Business Day” means any day other than a Saturday, Sunday or, unless otherwise specified, a day on which Canadian chartered banks in the city of Toronto, Ontario are generally authorized or obligated by law to close.

(k)                                 “Canadian-U.S. Exchange Rate” means, on any date, the inverse of the U.S.-Canadian Exchange Rate.

(l)                                     “Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

(m)                             “close of business” on any given date means 5:00 p.m. (Toronto time), on such date; provided, however, that if such date is not a Business Day, “close of business” on such date shall mean 5:00 p.m., (Toronto time, unless otherwise specified), on the next succeeding Business Day; provided, however, that for the purposes of the definitions of “Competing Permitted Bid” and “Permitted Bid”, “close of business” on any date means 11:59 p.m. (local time at the place of deposit) on such date (or, if such date is not a Business Day, 11:59 p.m. (local time at the place of deposit) on the next succeeding Business Day).

(n)                                 “Common Shares” means the common shares in the capital of the Corporation.

(o)                                 “Competing Permitted Bid” means a Take-over Bid that:

(i)                is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid (in this definition, the “Prior Bid”);

(ii)             satisfies all the provisions of the definition of a Permitted Bid other than the requirements set out in clause (ii) of the definition of Permitted Bid; and

(iii)          contains, and the take-up and payment for securities tendered or deposited under the Take-over Bid are subject to, irrevocable and unqualified conditions that:

(A)                               no Voting Shares shall be taken up or paid for pursuant to that Take-over Bid (x) prior to the close of business on the last day of the minimum initial deposit period that such Take-over Bid must remain open for deposits of securities thereunder pursuant to NI 62-104 after the date of the Take-over Bid constituting the Competing Permitted Bid and (y) then only if, at the time that those Voting Shares are first taken up or paid for, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to that Take-over Bid and not withdrawn; and

(B)                               in the event that the requirement set out in subclause 1.1(o)(iii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 days from the date of that public announcement, provided always that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when the bid ceases to meet any of the provisions of this definition and provided that, at that time, any acquisition of Voting Shares made pursuant to the Competing Permitted Bid, including any acquisitions of Voting Shares previously made, will cease to be a Permitted Bid Acquisition.

(p)                                 “Constating Documents” means the articles and by-laws of the Corporation as in effect from time to time.

(q)                                 a Person is “controlled” by another Person if:

(i)                  in the case of a body corporate:

(A)                             securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(B)                             the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the body corporate;

(ii)               in the case of a Person that is not a body corporate, more than 50% of the voting or equity interests of such Person are held, directly or indirectly, by or on behalf of the Person or two or more Persons acting jointly or in concert.

“controls”, “controlling” and “under common control with” shall be interpreted accordingly.

(r)                                    “Convertible Securities” means at any time:

(i)                any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

(ii)             any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, provided such right is exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency or the making of any payment).

(s)                                   “Convertible Security Acquisition” means the acquisition of Voting Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro-Rata Acquisition.

(t)                                    “Co-Rights Agent” has the meaning ascribed thereto in Section 4.1(a).

(u)                                 “Disposition Date” has the meaning ascribed thereto in subsection 5.1(c).

(v)                                 “Election to Exercise” has the meaning ascribed thereto in clause 2.2(d)(i).

(w)                               “Exempt Acquisition” means an acquisition of Beneficial Ownership in Voting Shares (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Section 5.1 hereof, (ii) by a Person pursuant to a prospectus or by way of private placement, provided that the Person does not thereby become the Beneficial Owner of a greater percentage of Voting Shares, or securities convertible into or exchangeable for Voting Shares, than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition, (iii) pursuant to a plan of arrangement, amalgamation, merger or other statutory procedure requiring the approval of holders of Voting Shares, or (iv) made as an intermediate step in a series of related transactions in connection with an acquisition by the Corporation or its Subsidiaries of a

Person or assets, provided that the Person who acquires such Voting Shares, or securities convertible into or exchangeable for Voting Shares, distributes or is deemed to distribute such securities to its securityholders within 10 Business Days of the completion of such acquisition, and following such distribution no Person has become the Beneficial Owner of 20% or more of the Corporation’s then-outstanding Voting Shares.

(x)                                 “Exercise Price” means, as of any date, from and after the Separation Time, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $100.

(y)                                 “Expansion Factor” has the meaning ascribed thereto in clause 2.3(a)(x).

(z)                                  “Expiration Time” means the close of business on the date of termination of this Agreement pursuant to Section 5.16.

(aa)                          “Flip-in Event” means a transaction or event that results in a Person becoming an Acquiring Person.

(bb)                          “Fiduciary” means a trust company registered under the laws of Canada or any province thereof or a portfolio manager registered under the securities legislation of one or more provinces of Canada.

(cc)                            “holder” has the meaning ascribed thereto in Section 1.2.

(dd)                          “Independent Shareholders” means holders of Voting Shares, but shall not include (i) any Acquiring Person, (ii) any Offeror (other than any Person who pursuant to clause 1.1(e)(vi) is deemed not to Beneficially Own the Voting Shares), (iii) any Affiliate or Associate of an Acquiring Person or an Offeror, (iv) any Person acting jointly or in concert with an Acquiring Person or an Offeror, or (v) any Person holding Voting Shares as an administrator or trustee  under any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation (unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid, in which case such plan or trust shall be considered an Independent Shareholder).

(ee)                            “Market Price” per security of any securities on any date means the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided,  however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date (or, if such date is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date (or, if such date is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

(i)                the closing board lot sale price or, in the case no such sale takes place on such date, the average of the closing bid and asked prices for each share of such securities as reported by the principal stock exchange in Canada on which such shares are listed or posted for trading;

(ii)             if such shares are not listed or posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such shares are listed or admitted to trading, or

(iii)          if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by any reporting system then in use (as determined by the Board of Directors); or

(iv)         if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors of the Corporation; provided, however, that if on any such date such shares are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker.

The Market Price shall be expressed in Canadian dollars, and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof on the relevant Trading Day.

(ff)                              “NI 62-103” means National Instrument 62-103 — The Early Warning System and Related Take-Over Bid and Insider Reporting Rules, as same may from time to time be amended, re-enacted or replaced.

(gg)                            “NI 62-104” means National Instrument 62-104 — Take-Over Bids and Issuer Bids, as same may from time to time be amended, re-enacted or replaced.

(hh)                          “Offer to Acquire” includes:

(i)                an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares (including an offer commenced by public announcement or advertisement); and

(ii)             an acceptance of an offer to sell Voting Shares whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(ii)                                  “Offeror” means a Person who is making or has announced a current intention to make a Takeover Bid (including a Permitted Bid or Competing Permitted Bid but excluding any person referred to in paragraph (vi) of the definition of Beneficial Owner) but only so long as the Takeover Bid so announced or made has not been withdrawn or terminated or has not expired.

(jj)                                “Permitted Bid” means a Take-over Bid which is made by an Offeror by means of a take-over bid circular and which also complies with the following additional provisions:

(i)                  the Take-over Bid shall be made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

(ii)               the Take-over Bid shall contain, and the take-up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the close of business on a date which is not earlier than 105 days after the date the take-over bid circular is sent to shareholders of the Corporation or such shorter minimum period as determined under NI 62-104 for which a Take-over Bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposit of securities thereunder and (y) then only if, at the close of business on the date Voting Shares are first taken up or paid for under the Take-over Bid, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)            the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which Voting Shares may be taken up and paid for as described in clause 1.1(kk)(ii) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(iv)           the Take-over Bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid in accordance with clause 1.1(kk)(ii), more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 days from the date of such public announcement, provided always that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and provided that, at such time, any acquisition of Voting Shares made pursuant to such Permitted Bid, including any acquisition of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition.

(kk)                          “Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or Competing Permitted Bid.

(ll)                                  “Permitted Lock-Up Agreement” means an agreement (the “Lock-up Agreement”) between a Person and one or more holders of Voting Shares or Convertible Securities (each holder referred to herein as a “Locked-up Person”), the terms of which are publicly disclosed and a copy of which is made available to the public, including the Corporation, pursuant to which such holders agree to deposit or tender Voting Shares or

Convertible Securities to a Take-over Bid (the “Lock-up Bid”) made by the Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of the definition of Beneficial Owner, whether such Lock-up Bid is made before or after the Lock-up Agreement is signed, provided that:

(i)                the Lock-up Agreement permits the Locked-up Person to terminate its agreement to deposit or tender to or to not withdraw Voting Shares or Convertible Securities from the Lock-up Bid in the event a “Superior Offer” is made to the Locked-up Person. For purposes of this definition, a “Superior Offer” is any Take-over Bid, amalgamation, arrangement or similar transaction pursuant to which the cash equivalent value of the consideration per share to be received by holders of the Voting Shares or Convertible Securities under such transaction (the “Superior Offer Consideration”) is greater than the cash equivalent value per share to be received by holders of Voting Shares or Convertible Securities under the Lock-up Bid (the “Lock-up Bid Consideration”).  Notwithstanding the foregoing, the Lock-up Agreement may require that the Superior Offer Consideration must exceed the Lock-up Bid Consideration by a specified percentage before such termination rights take effect, provided such specified percentage is not greater than 7%;

For greater clarity, the Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or transaction or similar limitation on the Locked-up Person’s right to withdraw Voting Shares or Convertible Securities from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares or Convertible Securities during the period of the other Take-over Bid or transaction; and

(ii)             no “break-up” fees, “top-up” fees, penalties, expenses, or other amounts that exceed, in the aggregate, the greater of:

(A)                               2.5% of the Lock-up Bid Consideration payable under the Lock-up Agreement to the Locked-up Person; and

(B)                               one half of the difference between the Superior Offer Consideration payable to the Locked-up Person and the Lock-up Bid Consideration the Locked-up Person would have received under the Lock-up Bid, shall be payable pursuant to the Lock-up Agreement in the event that the Locked-up Person fails to tender Voting Shares or Convertible Securities pursuant to the Lock-up Bid or withdraws Voting Shares or Convertible Securities from the Lock-Up Bid in order to accept the other Take-over Bid or transaction.

(mm)                  “Person” includes any individual, firm, partnership, association, trust, body corporate, joint venture, syndicate or other form of unincorporated organization, government and its agencies and instrumentalities or other entity or group (whether or not having legal personality) and any successor (by merger, statutory amalgamation or arrangement, or otherwise) thereof.

(nn)                          “Pro-Rata Acquisition” means the acquisition of Voting Shares or securities convertible into or exchangeable for Voting Shares (i) as a result of a stock dividend, stock split or other event pursuant to which a Person receives or acquires Voting Shares or securities convertible into or exchangeable for Voting Shares on the same pro-rata basis as all other holders of Voting Shares of the same class or series, or (ii) pursuant to the receipt and/or exercise of rights issued by the Corporation on a pro-rata basis to all holders of a class or series of Voting Shares to subscribe for or purchase Voting Shares or securities convertible into or exchangeable for Voting Shares provided that such rights are acquired directly from the Corporation and not from any other Person, provided that the Person acquiring such Voting Shares does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for such Voting Shares, than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

(oo)                          “Record Time” means the close of business on March 11, 2013.

(pp)                          “Redemption Price” has the meaning ascribed to that term in subsection 5.1(a) hereof.

(qq)                          “Rights Certificate” has the meaning ascribed to that term in subsection 2.2(c) hereof.

(rr)                                “Rights Holders’ Special Meeting” means a meeting of the holders of Rights called by the Board of Directors and conducted in accordance with the terms hereof.

(ss)                              “Rights Register” has the meaning ascribed thereto in subsection 2.6(a).

(tt)                                “Securities Act” means the Securities Act (Ontario), as amended, and the regulations and rules thereunder, unless otherwise specified, as the same exist on the date hereof.

(uu)                          “Separation Time” means the close of business on the tenth Trading Day after the earliest of:

(i)                the Voting Share Acquisition Date;

(ii)             the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

(iii)          the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such;

or such later date as may be determined by the Board of Directors, in good faith; provided, however, that if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this definition, never to have been made.

(vv)                          “Subsidiary”: a corporation is a Subsidiary of another corporation if: (i) it is controlled by (A) that other corporation, or (B) that other corporation and one or more corporations, each of which is controlled by that other corporation, or (C) two or more corporations, each of which is controlled by that other corporation, or (ii) it is a Subsidiary of a corporation that is that other corporation’s Subsidiary.

(ww)                      “Take-over Bid” means an Offer to Acquire Voting Shares or Convertible Securities where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares, if any, into which the Convertible Securities subject to the Offer to Acquire are convertible and the Voting Shares Beneficially Owned by the Offeror at the date of the

Offer to Acquire constitute, in the aggregate, 20% or more of the then outstanding Voting Shares.

(xx)                          “Trading Day”, when used with respect to any securities, means a day on which the principal securities exchange in Canada on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange in Canada, a day on which the principal securities exchange in the United States of America on which such securities are listed or admitted to trading is open for the transaction of business, or if the securities are not listed or admitted to trading on any securities exchange in Canada or the United States of America, a Business Day.

(yy)                          “Transferee” has the meaning ascribed to that term in clause 3.1(b)(ii) hereof.

(zz)                            “U.S.-Canadian Exchange Rate” means, on any date:

(i)                  if on such date the Bank of Canada sets a daily rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)               in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in the manner which shall be determined by the Board of Directors from time to time.

(aaa)                   “Voting Share Acquisition Date” means the first date of public announcement (which, for the purposes of this definition, will include, without limitation, the filing of a report pursuant to NI 62-103 or NI 62-104 or any other applicable securities laws) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

(bbb)                   “Voting Share Reduction” means an acquisition or a redemption by the Corporation of Voting Shares or any other transaction which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding.

(ccc)                      “Voting Shares” means, collectively, the Common Shares and any other shares entitled to vote generally for the election of directors of the Corporation.

1.2                               Holder

As used in this Agreement, unless the context otherwise requires, the “holder” when used with reference to Rights, means the registered holder of such Rights or, prior to the Separation Time, the associated Voting Shares.

1.3                               Acting Jointly or in Concert

For the purposes of this Agreement, a Person is acting jointly or in concert with every other Person who, as a result of any agreement, arrangement, or understanding, whether formal or informal and whether or not in writing, with the first Person or any Associate or Affiliate thereof, acquires or offers to acquire Voting Shares (other than (A) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities by way of prospectus or private placement; or (B) pledges of securities in the ordinary course of business).

1.4                               Application of Statutes, Regulations and Rules

Where a statute, regulation or rule is referred to in a definition or other provision of this Agreement, it shall be conclusively deemed to have application in the contemplated circumstances notwithstanding that such statute, regulation or rule might not, but for the provisions of this Section 1.4, have application for want of jurisdiction or otherwise.

1.5                               Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.6                               Headings and References

The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience and reference only and shall not affect the construction or interpretation of this Agreement. All references to Articles, Sections and Exhibits are to articles and sections of and exhibits to, and forming part of, this Agreement. The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement”, “the Rights Agreement” and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented at any time or from time to time.

1.7                               Singular, Plural, etc.

In this Agreement, where the context so admits, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

ARTICLE 2 — THE RIGHTS

2.1                               Legend on Voting Share Certificates

(a)                                 One Right in respect of each Voting Share outstanding at the Record Time and each Voting Share which may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time shall be issued in accordance with the terms hereof and in accordance with the Constating Documents. Notwithstanding the foregoing, one Right in respect of each Voting Share issued after the Record Time upon the exercise of conversion rights pursuant to Convertible Securities outstanding at the Voting Share Acquisition Date may be issued after the Separation Time but prior to the Expiration Time.

(b)                                 Certificates or other evidence of registration (including confirmation in Book Entry Form) for the Voting Shares issued after the Record Time hereof but prior to the Separation Time shall evidence one Right for each Voting Share represented thereby and shall have impressed, printed, or written thereon or otherwise affixed thereto a legend in substantially the following form:

“Until the Separation Time (as such term is defined in the Rights Agreement referred to below), this [certificate/entry] also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement dated effective as of June 19, 2019 (the “Rights Agreement”) as may be supplemented from time to time, between Atlantic Power Corporation (the “Corporation”) and Computershare Investor Services Inc., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain circumstances, they are “Beneficially Owned” by a “Person” who is or becomes an “Acquiring Person” or any Person acting jointly or in concert with an Acquiring Person or with an “Affiliate” or “Associate” of an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate [certificates/entries] and may no longer be evidenced by this [certificate/entry].  The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this [certificate/entry] without charge within five days after the receipt of a written request therefor.”

(c)                                  Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of a legend in substantially the foregoing form until the earlier of the Separation Time and the Expiration Time.

2.2                               Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)                                 Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Voting Share.  Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)                                 Until the Separation Time,

(i)                  the Rights shall not be exercisable and no Right may be exercised, and

(ii)               for administrative purposes, each Right shall be evidenced by the certificate or entry for the associated Voting Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and shall be transferable only together with, and shall be transferred by a transfer of, such associated Voting Share.

(c)                                  After the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) shall be registered and transferable independent of Voting Shares. In the event that the Corporation determines to issue Rights Certificates, then promptly following the Separation Time, the Corporation shall prepare and the Rights Agent shall mail to each holder of record of Voting Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the provisions of subsection 3.1(b) hereof and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder’s address as shown in the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose),

(i)                  a certificate (a “Rights Certificate”) in substantially the form of Exhibit A hereto appropriately completed and registered in such holder’s name, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

(ii)               a disclosure statement describing the Rights.

(d)                                 In the event that the Corporation determines to issue Rights Certificates, Rights may be exercised in whole at any time or in part from time to time on any Business Day (or other day that is not a bank holiday at the place of exercise) after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in the City of Toronto, Canada or at any other office of the Rights Agent or any Co-Rights Agent in the cities specified in the Rights Certificate or designated from time to time for that purpose by the Corporation after consultation with the Rights Agent:

(i)                  the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate, appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by instrument in writing in form and executed in a manner satisfactory to the Rights Agent, and

(ii)               payment by certified cheque or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the issuance, transfer or delivery of Rights Certificates or the issuance, transfer or delivery of certificates for Voting Shares in a name other than that of the holder of the Rights being exercised.

(e)                                  In the event that the Corporation determines to issue Rights Certificates, then upon receipt of a Rights Certificate accompanied by a duly completed and executed Election to Exercise which does not indicate that Rights evidenced by such Rights Certificate have become void pursuant to subsection 3.1(b) hereof and payment as set forth in subsection 2.2(d) above, the Rights Agent (unless otherwise instructed by the Corporation) shall thereupon promptly:

(i)                  requisition from a transfer agent of the Voting Shares certificates for the number of Voting Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions),

(ii)               when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Voting Shares,

(iii)            after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder together with, where applicable, any cash payment in lieu of a fractional interest, and

(iv)           tender to the Corporation all payments received on exercise of the Rights.

(f)                                   In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing (subject to the provisions of subsection 5.5(a) hereof) the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)                                  The Corporation covenants and agrees to:

(i)                  take all such action as may be necessary on its part and within its powers to ensure that all Voting Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates evidencing such Voting Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and be fully paid and nonassessable;

(ii)               take all reasonable action as may be necessary on its part and within its power to comply with any applicable requirements of the Business Corporations Act (British Columbia), the Securities Act or comparable legislation of each of the provinces and territories of Canada, and any other applicable law, rule or regulation, in connection with the issuance and delivery of Rights Certificates and of any securities of the Corporation upon exercise of Rights;

(iii)            use its reasonable efforts to cause all Voting Shares of the Corporation issued upon exercise of Rights to be listed on the stock exchanges on which such Voting Shares were traded immediately before the Voting Share Acquisition Date; and

(iv)           pay when due and payable any and all federal, provincial and municipal transfer taxes (not including any taxes referable to the income or profit of the holder or  exercising Person or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Voting Shares of the Corporation issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised.

2.3                               Adjustments to Exercise Price, Number of Rights

Subject to Section 5.18, the Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a)                                 If the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)                  declare or pay a dividend on Voting Shares payable in Voting Shares (or other shares of capital or securities exchangeable for or convertible into or giving a right to acquire Voting Shares or other shares of capital) otherwise than pursuant to any optional share dividend program;

(ii)               subdivide or change the outstanding Voting Shares into a greater number of Voting Shares,

(iii)            consolidate or change the outstanding Voting Shares into a smaller number of Voting Shares, or

(iv)           issue any Voting Shares (or other shares of capital or securities exchangeable for or convertible into or giving a right to acquire Voting Shares or other shares of capital) in respect of, in lieu of, or in exchange for, existing Voting Shares in a reclassification or redesignation of Voting Shares, an amalgamation or statutory arrangement, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If an event occurs which would require an adjustment under both this Section 2.3 and subsection 3.1(a), the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required under subsection 3.1(a). If the Exercise Price and number of Rights are to be adjusted,

(x)                                 the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Voting Shares (or other shares of capital) (the “Expansion Factor”) that a holder of one Voting Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any), and

(y)                                 each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor,

and the adjusted number of Rights shall be deemed to be distributed among the Voting Shares with respect to which the original Rights were associated (if they remain outstanding) and the Voting Shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Voting Share (or other whole share or security exchangeable for or convertible into a whole share of capital) shall have exactly one Right associated with it.

If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment shall be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof. To the extent that any such rights of exchange, conversion or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based upon the number of Voting Shares (or securities convertible into or exchangeable for Voting Shares) actually issued upon the exercise of such rights. If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of its authorized capital other than Voting Shares in a transaction of a type described in the first sentence of this subsection 2.3(a), such shares shall be treated herein as nearly equivalent to Voting Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Voting Shares otherwise than in a transaction referred to in the preceding paragraph, each such Voting Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate or entry representing such Voting Share.

(b)                                 If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Voting Shares of rights or warrants entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Voting Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares) at a price per Voting Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right) per share) that is less than 90% of the Market Price per Voting Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Voting Shares outstanding on such record date plus the number of Voting Shares which the aggregate offering price of the total number of Voting Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Voting Shares outstanding on such record date plus the number of additional Voting Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors.  To the extent that any such rights or warrants are not so issued or, if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Voting Shares (or securities convertible into or exchangeable for Voting Shares) actually issued upon the exercise of such rights or warrants, as the case may be.  For purposes of this Agreement, the granting of the right to purchase Voting Shares (whether previously unissued, treasury shares or otherwise) pursuant to any optional dividend reinvestment plan and/or any Voting Share purchase plan providing for the reinvestment of dividends payable on securities of the Corporation and/or employee stock option, stock purchase or other employee benefit plan (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend reinvestment plan, the right to purchase Voting Shares is at a price per share of not less than 90% of the then current market price per share (determined as provided in such plan) of the Voting Shares.

(c)                                  If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Voting Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Voting Shares) or rights or warrants (excluding those referred to in subsections 2.3(a) or 2.3(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined by the Board of Directors in good faith) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right.

(d)                                 Each adjustment made pursuant to this Section 2.3 shall be made as of:

(i)                  the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance in the case of an adjustment made pursuant to subsection 2.3(a) above, and

(ii)               the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsections 2.3(b) or (c) above.

(e)                                  Anything herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 2.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each adjustment made pursuant to this Section 2.3 shall be calculated to the nearest cent or to the nearest one ten-thousandth of a Voting Share or Right, as the case may be.

(f)                                   All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Voting Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)                                  Unless the Corporation shall have exercised its election as provided in subsection 2.3(h), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 2.3(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Voting Shares (calculated to the nearest one ten-thousandth) obtained by:

(i)                  multiplying (A) the number of Voting Shares covered by a Right immediately prior to this adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and

(ii)               dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h)                                 The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Voting Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Voting Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record immediately prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any date thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 2.3(h), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights

Certificates evidencing the additional Rights to which such holder shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution or replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(i)                                     Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(j)                                    If, as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter Exercised shall become entitled to receive any securities other than Voting Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as may be practicable to the provisions with respect to the Voting Shares contained in the foregoing subsections of this Section 2.3 and the provisions of this Agreement with respect to the Voting Shares shall apply on like terms to any such other securities.

(k)                                 In any case in which this Section 2.3 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided,  however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Voting Shares or other securities upon the occurrence of the event requiring such adjustment.

(l)                                     Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

(i)                  prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii)               file with the Rights Agent and with each transfer agent for the Voting Shares, a copy of such certificate; and

(iii)            cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4                               Date on Which Exercise is Effective

Each Person in whose name any certificate or confirmation in Book Entry Form for Voting Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Voting Shares represented thereby on, and such certificate or entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly submitted (together with a duly completed Election to Exercise) or such other Book Entry Rights Exercise Procedures were followed and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such exercise is a date upon which the relevant Voting Share transfer books of the Corporation are closed, such Person shall be deemed to have become the recorded holder of such Voting Shares on, and such certificate shall be dated, the next succeeding Business Day on which the said Voting Share transfer books of the Corporation are open.

2.5                               Execution, Authentication, Delivery and Dating of Rights Certificates

(a)                                 The Rights Certificates shall be executed on behalf of the Corporation by its President, Chief Executive Officer or Chief Financial Officer. The signature of any of these officers of the Corporation on the Rights Certificates may be manual or facsimile.

(b)                                 Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(c)                                  Promptly after the Corporation learns of the Separation Time, the Corporation shall notify the Rights Agent of such Separation Time and shall deliver Rights Certificates executed by the Corporation, to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent in the manner described above.

(d)                                 Each Rights Certificate shall be dated the date of countersignature thereof.

2.6                               Registration, Registration of Transfer and Exchange

(a)                                 The Corporation shall cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and transfer of Rights.  The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided, and the Rights Agent hereby accepts such appointment. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times.

(b)                                 After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.6(d) below, the Corporation shall execute, and the Rights Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered. Alternatively, in the case of the exercise of Rights in

Book Entry Form, the Rights Agent shall provide the holder or the designated transferee or transferees with one or more statements issued under the Rights Agent’s direct registration system evidencing the same aggregate number of Rights as did the direct registration system’s records for the Rights transferred or exchanged.

(c)                                  All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(d)                                 Every Rights Certificate surrendered for registration of transfer or exchange shall have the form of assignment thereon duly completed and endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of its Rights Agent) connected therewith.

(e)                                  The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7                               Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)                                 If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)                                 If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such surety bond and security or indemnity as may be required by them to save each of them and their respective agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation’s request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)                                  As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)                                 Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8                               Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever and the Corporation and the Rights Agent shall not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights means the registered holder of such Rights (or, prior to the Separation Time, the associated Voting Shares).

2.9                               Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10                        Agreement of Rights Holders

Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a)                                 such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)                                 prior to the Separation Time, each Right shall be transferable only together with, and shall be transferred by a transfer of, the associated Voting Share;

(c)                                  after the Separation Time, the Rights Certificates shall be transferable only on the Rights Register as provided herein;

(d)                                 prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)                                  such holder has waived all rights to receive any fractional Right or fractional Voting Share upon exercise of a Right;

(f)                                   this Agreement may be supplemented or amended from time to time pursuant to subsection 5.4(a) hereof upon the sole authority of the Board of Directors without the approval of any holder of Rights; and

(g)                                  notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11                        Rights Certificate Holder Deemed Not a Shareholder

No holder of any Rights or Rights Certificate or confirmation in Book Entry Form is entitled, as such holder, to vote, receive dividends or be considered for any purpose the holder of any Voting Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, and nothing contained herein or in any Rights Certificate is to be construed as conferring upon the holder of any Right or Rights Certificate, as such, any right of a holder of Voting Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Voting Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation or to receive notice of any meeting or other action affecting any holder of Voting Shares or any other shares of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates have been duly exercised in accordance with the terms and provisions hereof.

2.12                        Book Entry Rights Exercise Procedures and Execution, Authentication, Delivery

(a)                                 Promptly following the Separation Time, the Corporation will determine whether it wishes to issue Rights Certificates or whether it will maintain the Rights in Book Entry Form. In the event that the Corporation determines to maintain Rights in Book Entry Form, it will put in place such alternative procedures as are determined necessary in consultation with the Rights Agent for the Rights to be maintained in Book Entry Form (the “Book Entry Rights Exercise Procedures”), it being hereby acknowledged that such procedures shall, to the greatest extent possible, replicate in all substantive respects the procedures set out in this Agreement with respect to the exercise of the Rights Certificates and that the procedures set out in this Agreement shall be modified only to the extent necessary, as reasonably determined by the Rights Agent, to permit the Corporation to maintain the Rights in Book Entry Form. In such event, the Book Entry Rights Exercise Procedures shall be deemed to replace the procedures set out in this Agreement with respect to the exercise of Rights and all provisions of this Agreement referring to the Rights Certificates shall be applicable to Rights registered in Book Entry Form in like manner as the Rights in certificated form.

(b)                                 Rights will be evidenced, in the case of Rights in Book Entry Form, by a statement issued under the Rights Agent’s direct registration system or, alternatively, if the Corporation determines to issue Rights Certificates, by the procedures set out in Section 2.2.

ARTICLE 3 — ADJUSTMENTS TO THE RIGHTS
IN THE EVENT OF CERTAIN TRANSACTIONS

3.1                               Flip-in Event

(a)                                 Subject to the provisions of subsection 3.1(b) and Section 5.1 hereof, if prior to the Expiration Time a Flip-in Event shall occur, each Right shall thereafter constitute, effective at the close of business on the tenth Business Day after the relevant Voting Share Acquisition Date (or such longer period as may be required to satisfy the requirements of the Securities Act and any comparable legislation or any other applicable jurisdiction), the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Voting Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Voting Shares).

(b)                                 Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-In Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Voting Share Acquisition Date by:

(i)                  an Acquiring Person (or any Person acting jointly or in concert with an Acquiring Person or with an Affiliate or Associate of an Acquiring Person), or

(ii)               a direct or indirect transferee of, or other successor in title to, such Rights (a “Transferee”) from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person, in a transfer, whether or not for consideration, that the Board of Directors has determined is part of a plan, understanding or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding the provisions of this subsection 3.1(b) applicable in the circumstances contemplated in clause (i) hereof, shall thereupon become null and void and any holder of such Rights (including any Transferee) shall thereafter have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent, or any Co-Rights Agent, upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 3.1(b) and such rights shall be null and void.

(c)                                  From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act (British Columbia), the Securities Act and the securities laws or comparable legislation in each of the provinces of Canada in respect of the issue of Voting Shares upon the exercise of Rights in accordance with this Agreement.

(d)                                 Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of subsection 3.1(b) hereof or transferred to any nominee of any such Person, and any Rights Certificate issued upon the transfer, exchange or replacement of any other Rights Certificate referred to in this sentence shall contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting Jointly or in concert with any of them.  This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 3.1(b) of the Rights Agreement.”

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof or acting jointly or in concert with any of them.

ARTICLE 4 — THE RIGHTS AGENT

4.1                               General

(a)                                 The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each, a “Co-Rights Agent”) as it may deem necessary or desirable after consultation with the Rights Agent. In such event, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Corporation may determine after consultation with the Rights Agent and Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, its officers, directors, employees or agents, for anything done or omitted by them in connection with the acceptance and performance of this Agreement, including legal costs and expenses, which right to indemnification shall survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)                                 The Rights Agent shall be protected from, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its performance of this Agreement in reliance upon any certificate for Voting Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)                                  The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon written request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2                               Merger or Amalgamation or Change of Name of Rights Agent

(a)                                 Any body corporate into which the Rights Agent or any successor Rights Agent may be merged or amalgamated with or into, or any body corporate succeeding to the security holder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such body corporate would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)                                 In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3                               Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)                                 The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) at the expense of the Corporation, and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.  The Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the expense of the Corporation) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(b)                                 Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action or refraining from taking any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an individual believed by the Rights Agent to be the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)                                  The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or wilful misconduct.

(d)                                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)                                  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Voting Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate;  nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty is to the authorization or reservation of any Voting Shares to be issued pursuant to this Agreement or any Rights or as to whether any Voting Shares shall, when issued, be duly and validly authorized, executed, issued and delivered and be fully paid and non-assessable.

(f)                                   The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)                                  The Rights Agent is hereby authorized to rely upon and directed to accept written instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman, the President and Chief Executive Officer or any Vice-President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such individual.

(h)                                 The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Voting Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)                                     The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4                               Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing delivered or mailed to the Corporation and to each transfer agent of Voting Shares by first class mall, and mailed or delivered to the holders of the Rights in accordance with Section 5.9 hereof. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed or delivered to the Rights Agent and to each transfer agent of the Voting Shares by first class mall, and mailed to the holders of the Rights in accordance with Section 5.9 hereof. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply, at the Corporation’s expense, to any court of competent jurisdiction for the appointment of a new Rights Agent, Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a body corporate incorporated under the laws of Canada or a province. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.5                               Compliance with Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in noncompliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

4.6                               Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

ARTICLE 5 — MISCELLANEOUS

5.1                               Redemption and Waiver

(a)                                 Subject to the prior consent of the holders of Voting Shares or Rights (obtained as described in subsection 5.4(b) or subsection 5.4(c)), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b)                                 Subject to the prior consent of the holders of Voting Shares obtained as set forth in subsection 5.4(b) hereof, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 hereof has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares and otherwise than in the circumstances set forth in subsection 5.1(c) hereof, waive the application of Section 3.1 hereof to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

(c)                                  The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined following a Voting Share Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and if such a waiver is granted by the Board of Directors, such Voting Share Acquisition Date is deemed not to have occurred. Any such waiver pursuant to this subsection  5.1(c) must be on the condition that such Person has, within 30 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the “Disposition Date”), reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 30 days of the date on which the contractual arrangement is entered into. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date is deemed to be the date of occurrence of a further Voting Share Acquisition Date and Section 3.1 applies thereto.

(d)                                 If before the occurrence of a Flip-in Event a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or a Take-over Bid in respect of which the Board of Directors of the Corporation has waived the application of Section 3.1 pursuant to subsection 5.1(e), any outstanding Voting Shares, the Corporation shall, immediately upon such acquisition and without further formality, redeem the Rights at the Redemption Price.

(e)                                  The Board of Directors may, prior to the occurrence of a Flip-in Event, determine, upon prior written notice to the Rights Agent, to waive the application of Section 3.1 to that Flip-in Event provided that the Flip-in Event would occur by reason of a Take-over Bid made by means of a Take-over Bid circular sent to all holders of record of Voting Shares and further provided that if the Board of Directors waives the application of Section 3.1 to such Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of a Take-over Bid made by means of a Take-over Bid circular sent to all holders of record of Voting Shares prior to the expiry of any Take-over Bid, as the same may be extended from time to time, in respect of which a waiver is, or is deemed to have been, granted under this subsection 5.1(e).

(f)                                   If the Rights are redeemed pursuant to this Agreement, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights is to receive the Redemption Price.

(g)                                  Within 10 days after the Rights are redeemed pursuant to this Agreement, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption must state how the Redemption Price will be paid.

(h)                                 Where a Take-over Bid that is not a Permitted Bid or Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(i)                                     Notwithstanding the Rights being redeemed pursuant to this Section 5.1, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Rights shall remain attached to outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

5.2                               Expiration

No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except as provided in Section 4.1 hereof.

5.3                               Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4                               Supplements and Amendments

(a)                                 At any time, the Corporation may, by resolution of the Board of Directors, amend this Agreement to correct any clerical or typographical errors or to maintain the validity of this Agreement as a result of any changes in applicable legislation or applicable rules or policies of securities regulatory authorities, and such amendments shall be in force immediately after such a resolution is passed by the Board of Directors.

(b)                                 Prior to the Separation Time, the Corporation may, by resolution of the Board of Directors, and with the prior consent of the holders of Voting Shares obtained as set forth below, supplement or amend this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent is deemed to have been given if the supplement or amendment is approved: (i) by the Independent Shareholders representing a majority of the outstanding Voting Shares by way of written consent, or (ii) by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the Constating Documents.

(c)                                  After the Separation Time, the Corporation may, by resolution of the Board of Directors, and with the prior consent of the holders of Rights obtained as set forth below, supplement or amend this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent is deemed to have been given if provided by the holders of Rights at a Rights Holders’ Special Meeting, which Rights Holders’ Special Meeting is called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the Constating Documents applicable to meetings of holders of Voting Shares varied as the Corporation thinks appropriate. Subject to compliance with any requirements imposed by the foregoing, consent is given if the proposed supplement or amendment, is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become void pursuant to subsection 3.1(b)), represented in person or by proxy at the Rights Holders’ Special Meeting.

(d)                                 Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(e)                                  Any amendments made by the Corporation to this Agreement pursuant to subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any changes in applicable legislation or applicable rules or policies of securities regulatory authorities shall:

(i)                  if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by a vote of the majority referred to in subsection 5.4(b), confirm or reject such amendment; and

(ii)               if made after the Separation Time, be submitted to holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by a vote of the majority referred to in subsection 5.4(c), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected in accordance with this subsection 5.4(e) or until it ceases to be effective (as described below) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by shareholders or holders of Rights or is not submitted to shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by shareholders or holders of Rights, as the case may be.

5.5                               Fractional Rights and Fractional Voting Shares

(a)                                 The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights or to pay any amount to a holder of record of Rights Certificates in lieu of such fractional Rights.

(b)                                 The Corporation shall not be required to issue fractions of Voting Shares upon exercise of the Rights or to distribute certificates or confirmation in Book Entry Form which evidence fractional Voting Shares. In lieu of issuing fractional Voting Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Voting Share that the fraction of a Voting Share that would otherwise be issuable upon the exercise of such Right is of a whole Voting Share.

5.6                               Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights, and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7                               Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Voting Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8                               Non-Canadian and Non-U.S. Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States, the Board of

Directors may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute investment discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event has the Corporation or the Rights Agent an obligation to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which jurisdiction such issue or delivery would be unlawful without registration of the relevant Persons, securities or issue or delivery for such purposes.

5.9                               Notices

Any notice, demand or other communication required or permitted to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation or by the Corporation or by the holder of any Rights to or on the Rights Agent shall be in writing and shall be well and sufficiently given or made if: (i) delivered in person during normal business hours on a Business Day and left with the receptionist or other responsible employee at the relevant address set forth below; or (ii) except during any general interruption of postal services due to strike, lockout or other cause, sent by first-class mail; or (iii) sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing as aforesaid; and if:

to the Corporation, addressed to it at:

3 Allied Drive
Suite 155
Dedham, Massachusetts
02026

Attention:	Corporate Secretary
Fax No.	(617) 977-2410

to the Rights Agent, addressed to it at:

100 University Avenue, 8th Floor
Toronto, Ontario
M5J 2Y1

Attention:	General Manager, Client Services
Fax No.	(416) 981-9800

Notices, demands or other communications required or permitted to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be in writing and shall be well and sufficiently given or made if delivered personally to such holder or delivered or mailed by first class mail to the address of such holder as it appears on the Rights Register maintained by the Rights Registrar, or, prior to the Separation Time, in the register of Shareholders maintained by the transfer agent for the Voting Shares.

Any notice so given or made shall be deemed to have been given and to have been received on the day of delivery, if so delivered; on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout, or other cause) following the mailing thereof, if so mailed; and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10                        Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

5.11                        Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.12                        Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.13                        Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.14                        Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such Jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.15                        Effective Date

Notwithstanding its amendment and restatement as of the date hereof, this Agreement is effective and in full force and effect in accordance with its terms from and after February 28, 2013, and replaces and supersedes the Shareholder Rights Plan dated as of that date.

5.16                        Reconfirmation

This Agreement must be reconfirmed by a resolution passed by a majority of greater than 50% of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation at every third annual meeting following the meeting at which this Agreement is confirmed.  If the Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meeting, the Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the close of business on the date of termination of the applicable annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to

Section 5.1), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.16.

5.17                        Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) in connection with the administration of this Agreement which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors to any liability to the holders of the Rights.  Nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares and/or Convertible Securities reject or accept any Take-over Bid or take any other action including the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to shareholders that the directors believe are necessary or appropriate in the exercise of their fiduciary duties.

5.18                        Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction including the Toronto Stock Exchange while any securities of the Corporation are listed and posted for trading thereon and for a period of six months thereafter.

5.19                        Time of the Essence

Time is of the essence in this Agreement.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATLANTIC POWER CORPORATION

By:	“Jeffrey S. Levy”
Name: Jeffrey S. Levy
Title: Senior Vice President — General Counsel and Corporate Secretary

COMPUTERSHARE INVESTOR SERVICES INC.

By:	“Patty Sigiannis”
Name: Patty Sigiannis
Title: Professional, Client Services

By:	“Bryce Docherty”
Name: Bryce Docherty
Title: Professional, Client Services

EXHIBIT A

[Form of Rights Certificate]

Rights

Certificate No.

THE RIGHTS ARE SUBJECT TO REDEMPTION ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR WITH AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE

This certifies that                       , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Rights Agreement, dated effective as of June 19, 2019, as may be amended or supplemented from time to time (the “Rights Agreement”) between Atlantic Power Corporation, a corporation continued under the Business Corporations Act (British Columbia) (the “Corporation”), and Computershare Investor Services Inc., as Rights Agent, to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share in the capital of the Corporation (a “Voting Share”) (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with a duly completed and executed Form of Election (in the form provided hereinafter) together with payment of the Exercise Price by certified cheque, banker’s draft or money order payable to the Corporation to Exercise at the principal office of the Rights Agent in the City of Toronto, Canada. The Exercise Price shall initially be $100 per right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any office of the Rights Agent or any Co-Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provision of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right.

No fractional Voting Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. In lieu thereof, a cash payment will be made as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Voting Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date: , 2019

ATTEST:

ATLANTIC POWER CORPORATION

By:

COMPUTERSHARE INVESTOR SERVICES INC.

By:
Authorized Signatory

2

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificates.)

FOR VALUE RECEIVED the undersigned by this Agreement                                                             hereby sells, assigns and transfers

unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                               Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:
Signature Guaranteed:
Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be medallion guaranteed by a member firm of a recognized stock exchange in Canada or a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

(To be completed if true)

CERTIFICATION

The undersigned hereby represents and certifies, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have not been, Beneficially Owned by an Acquiring Person or any Person acting jointly or in concert with any Acquiring Person or with any Affiliate or Associate thereof (all as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Beneficial Owner of the Rights evidenced by this Rights Certificate will be deemed to be an Acquiring Person or a Person acting jointly or in concert with such Acquiring Person or an Affiliate or Associate of such Acquiring Person (all as defined in the Rights Agreement) and accordingly the Rights evidenced by this Rights Certificate will be null and void.

[To be attached to each Rights Certificate]

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to exercise the Rights Certificate.)

TO: Atlantic Power Corporation

AND TO: Computershare Investor Services Inc.

The undersigned hereby irrevocably elects to exercise                  whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Address:

Social Insurance, Social Security or Other Taxpayer Identification Number:

If such number of Rights shall not be all the whole Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such whole Rights shall be registered in the name of and delivered to:

Name:

Address:

Social Insurance, Social Security or Other Taxpayer Identification Number:

Dated:
Signature Guaranteed:
Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be medallion guaranteed by a member firm or a recognized stock exchange in Canada or a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

(To be completed if true)

CERTIFICATION

The undersigned hereby represents, for the benefit of all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or any Person acting jointly or in concert with any Acquiring Person or with any Affiliate or Associate thereof (all as defined in the Rights Agreement).

Date:

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported exercise, the Beneficial Owner of the Rights evidenced by this Rights Certificate will be deemed to be an Acquiring Person or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (all as defined in the Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate will be null and void.